UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2014

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a regularly-scheduled meeting of the Board of Directors (the “Board”) of Sequenom, Inc. (the “Company”) on March 4, 2014, Harry F. Hixson, Jr., Ph.D., the Chairman of the Board and Chief Executive Officer (“CEO”) of the Company, informed the Board that he will retire as the Company’s CEO, effective as of the Company’s next annual meeting of stockholders on June 10, 2014 (“Annual Meeting”). Dr. Hixson and the Company intend that Dr. Hixson will continue to serve as the Chairman of the Board following his retirement as the Company’s CEO and following his re-election to the Board by the Company’s stockholders at the Annual Meeting. Dr. Hixson has served as Chairman of the Board since 2003 and as CEO since September 2009.

On March 4, 2014, the Board appointed William J. Welch, age 52, the Company’s current President and Chief Operating Officer, as the Company’s CEO, effective as of the Annual Meeting and immediately upon Dr. Hixson’s retirement as CEO. The Board has also nominated Mr. Welch for election to the Board at the Annual Meeting. Biographical information regarding Mr. Welch was provided in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014.

On March 4, 2014, the Board also appointed Dirk van den Boom, Ph.D., age 43, the Company’s current Executive Vice President, Research & Development, as the Company’s Chief Scientific & Strategy Officer, effective as of the Annual Meeting. Biographical information regarding Dr. van den Boom was provided in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014.

Also at the meeting of the Board on March 4, 2014, Paul Maier, the Chief Financial Officer (“CFO”) of the Company, informed the Board that he will retire as the Company’s CFO, effective as of the Annual Meeting. Mr. Maier has served as CFO of the Company since October 2009.

On March 4, 2014, the Board appointed Carolyn Beaver, age 56, the Company’s current Vice President and Chief Accounting Officer, as the Company’s CFO, effective as of the Annual Meeting and immediately upon Mr. Maier’s retirement as CFO. Biographical information regarding Ms. Beaver was provided in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014.

On March 5, 2014 the Company issued a press release disclosing the organizational changes described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

2.

The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. The Company intends to enter into amended employment agreements with Mr. Welch and Dr. van den Boom on or prior to June 10, 2014 in connection with their appointments to their new positions, and the Company will file an amendment to this Current Report on Form 8-K disclosing the material terms of such new employment agreements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Sequenom, Inc. dated March 5, 2014

Forward Looking Statements

Any statements in this Current Report on Form 8-K about expectations, beliefs, plans, objectives, assumptions or future events or performance, including with respect to the composition of the Board and the plans and objectives of management, are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include, but are not limited to, the risk that we cannot retain key executives and the risk that stockholders will not elect particular nominees to the Board at the Annual Meeting.

The foregoing list sets forth some, but not all, of the factors that could affect the Company’s ability to achieve results described in any forward-looking statements. For additional information about risks and uncertainties the Company faces and a discussion of the Company’s financial statements and footnotes, see documents filed by the Company with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and all subsequent periodic reports. The Company assumes no obligation and expressly disclaims any duty to update forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of subsequent events.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: March 5, 2014	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President and General Counsel

4.